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                                                                       Exhibit n

                      VARIABLE ANNUITY DEATH BENEFIT RIDER

This rider is made a part of the Contract to which it is attached. Except as stated in this rider, it is subject to the provisions contained in the Contract. Coverage under this rider begins on the Rider Date as shown on the Contract Benefit Data page.

On the Rider Date, any Death Benefit option previously in effect under the Contract, is replaced with the death benefit option selected by the Owner as shown on the Contract Benefit Data page. If a death occurs prior to the Periodic Income Commencement Date, the Death Benefit provided by this rider will be distributed according to the terms of the Contract applicable prior to the Annuity Commencement Date.

The Death Benefit Option as of the Rider Date as selected by the Owner will remain in effect until the end of the Access Period unless later changed as provided below. The cost for each of the Death Benefit Options is shown in the Contract Benefit Data pages.

ACCOUNT VALUE DEATH BENEFIT

The death benefit under this option is equal to the current Account Value as of the Valuation Date on which the death claim is approved by LNY for payment.

GUARANTEE OF PRINCIPAL DEATH BENEFIT

The death benefit under this option is equal to the greater of:

a. the Account Value as of the Valuation Date on which the death claim is approved by LNY for payment; or

b.   the sum of Purchase Payments, less (1) and (2) where:

     1.   is the sum of all Periodic Income Payments made; and

     2.   is the sum of all Withdrawals.

ENHANCED GUARANTEED MINIMUM DEATH BENEFIT (EGMDB)

The death benefit under this option is equal to the greatest of:

a. the Account Value as of the Valuation Date on which the death claim is approved by LNY for payment; or

b.   the sum of Purchase Payments less (1) and (2) where:

     1.   is the sum of all Periodic Income Payments made; and

     2.   is the sum of all Withdrawals; or

c. the highest Account Value or Contract Value on the Contract Date or [any] Contract Date anniversary occurring on or after the Valuation Date the EGMDB is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the [81st] birthday of the deceased Owner or Annuitant and prior to the date of death of the deceased Owner or Annuitant for whom a death claim is approved by the LNY Home Office for payment. The highest Account Value or Contract Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Account Value or Contract Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Account Value or Contract Value is obtained.


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DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCESS PERIOD FOR NON-QUALIFIED
CONTRACTS ONLY

Upon the death of an Owner, the recipient of the rights of ownership, as provided for in the Contract, may elect to continue the Contract and receive the Periodic Income Payments in accordance with the terms of the Variable Annuity Payment Option Rider or elect to terminate the Contract and this rider and receive full payment of the Death Benefit. If the recipient of the rights of ownership elects to continue the Contract, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. Upon the death of an Owner not pre-designated for the Death Benefit, the recipient of the rights of ownership, as provided for in the Contract, may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and receive payment of the Surrender Value. In any event, if full payment of the Death Benefit is not made upon the death of the Owner, Periodic Income Payments will continue to be paid at least as rapidly as they were being distributed prior to such death. If any Owner is a non-natural person, the death of the Annuitant or Secondary Life will be treated as the death of an Owner.

Upon notification to LNY of the death of the Annuitant, the Periodic Income Payments may be suspended until the death claim is approved. Upon approval, an Owner (or the recipient of the rights of ownership if any Owner is deceased) may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this rider and receive full payment of the Death Benefit. If the Contract is continued, the excess, if any, of the Death Benefit over the current Account Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. A lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will then continue in accordance with the terms of the Variable Annuity Payment Option Rider.

Upon notification to LNY of the death of the Secondary Life, the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, an Owner (or the recipient of the rights of ownership if any Owner is deceased) may elect to continue the Contract and receive the Periodic Income Payments or elect to terminate the Contract and this rider and receive payment of the Surrender Value. If the Contract is continued a lump-sum payment for the value of any suspended payments, as of the date the death claim is approved, will be made and the Periodic Income Payments will continue in accordance with the terms of the Variable Annuity Payment Option Rider.

DEATH BENEFIT PAYOUT OPTIONS DURING THE ACCESS PERIOD FOR QUALIFIED CONTRACTS
ONLY

Upon notification to LNY of the death of the Annuitant, the Periodic Income Payments may be suspended until the death claim is approved. Any available Contract option that is in compliance with Section 401(a)(9) of the IRC may be elected for payment of the Death Benefit, including continuation of the Periodic Income Payments. If Periodic Income Payments are continued, payments will be made in accordance with the terms of the Variable Annuity Payment Option Rider. If the Contract is continued upon the death of the Annuitant, the excess of any Death Benefit over the current Account Value as of the Valuation Date on which the death claim is approved by LNY for payment, will be credited into the Contract. If the Contract is not continued and payment of the Death Benefit is elected, the Contract and this rider will terminate. Regardless of whether a Secondary Life was designated, the Lifetime Income Period terminates upon the death of the Annuitant.

Upon notification to LNY of the death of the Secondary Life, the Periodic Income Payments may be suspended until the death claim is approved as described in the Contract. Upon approval, the Owner may elect to continue the Contract and the Periodic Income Payments in accordance with the terms of the Variable Annuity Payment Option Rider or may elect to terminate the Contract and this rider and receive payment of the Surrender Value. No Death Benefit will be paid upon the death of the Secondary Life. If the Contract is continued, a lump-sum payment for the value of any suspended payments as of the date the death claim is approved will be made and the Periodic Income Payments will continue.


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DEATH BENEFIT UPON OWNER'S ELECTION TO TERMINATE PERIODIC INCOME PAYMENTS (FOR
QUALIFIED CONTRACTS ONLY)

Upon the Owner's election to terminate Periodic Income Payments, the Account Value will be known as the Contract Value upon such election.

If the Account Value Death Benefit or Guarantee of Principal Death Benefit is the Death Benefit in effect under this rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to the greater of:

     a. the Account Value as of the Valuation Date on which the death claim is approved by LNY for payment; or

     b. the sum of all Purchase Payments, minus all Periodic Income Payments and minus all Withdrawals, including applicable charges and premium tax incurred, made before, on or after the Periodic Income Commencement Date.

If the EGMDB is the Death Benefit in effect under this rider, upon termination of the Periodic Income Payments the Death Benefit will be equal to the greatest of:

     a. the Account Value as of the Valuation Date on which the death claim is approved by LNY for payment; or

     b. the sum of all Purchase Payments, minus all Periodic Income Payments and minus all Withdrawals including applicable charges and premium tax incurred, made before, on or after the Periodic Income Commencement Date; or

     c. the highest Account Value or Contract Value on the Contract Date or [any] Contract Date anniversary occurring on or after the Valuation Date the EGMDB is effective on the Contract, (determined before the allocation of any Purchase Payments on that Contract Date anniversary) and prior to the [81st] birthday of the deceased Owner or Annuitant and prior to the date of death of the deceased Owner or Annuitant for whom a death claim is approved by the LNY Home Office for payment. The highest Account Value or Contract Value is adjusted for certain transactions. It is increased by Purchase Payments made on or after that Contract Date anniversary on which the highest Account Value or Contract Value is obtained. It is decreased by all Periodic Income Payments and Withdrawals, including applicable charges and premium tax incurred on or after that Contract Date anniversary on which the highest Account Value or Contract Value is obtained.

HOW TO CHANGE THE DEATH BENEFIT OPTION

While this rider is in effect, LNY may agree to allow the Owner to change their Death Benefit option by Written Request. Any such change allowed will be effective as of the Valuation Date of the next Periodic Income Date anniversary following receipt of the request to change the Death Benefit option at the Home Office.

                                     GENERAL

TERMINATION OF THIS RIDER

This rider will terminate on the first of any of the following events to occur:

1.   payment of the death benefit under this rider; or

2.   termination of the Contract to which this rider is attached.

                  LINCOLN LIFE AND ANNUITY COMPANY OF NEW YORK


                               /s/ Dennis R Glass
                               -------------------------
                                       President


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